UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2025

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of January 1, 2025, North Haven Private Income Fund LLC ("we", the "Company" or the "Fund"), sold approximately 2,728,267 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $51.7 million, reflecting a purchase price of $18.96 per unit (with the final number of Units being determined on January 27, 2025).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On January 29, 2025, the Company disclosed the below information.
Distribution:
On January 27, 2025, the Fund declared a distribution to unitholders of record in the amount of $0.1265 per unit. The distribution will be payable on or around February 5, 2025 to unitholders of record as of January 31, 2025.
On January 27, 2025, the Fund declared a special distribution to unitholders of record in the amount of $0.0474 per unit. The distribution will be payable on or around April 3, 2025 to unitholders of record as of March 31, 2025.
Company's Portfolio:
As of December 31, 2024, the Company had investments in 304 portfolio companies across 42 industries with an aggregate par value of approximately $7,231.9 million, which consisted of approximately 98.8% first lien debt investments, approximately 0.3% second lien debt investments and approximately 0.9% other securities, based on par value or, in the case of equity investments, cost. As of December 31, 2024, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of December 31, 2024, approximately 93.4% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 6.6% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.
During the period from December 1, 2024 through December 31, 2024, the Company had new investment commitments of approximately $76.9 million, approximately 100.0% of which were private senior secured loans.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of December 31, 2024:

Industry	Par or Cost ($ in millions)	% of Total
Software	$1,534.8	21.2%
Insurance Services	745.5	10.3
Commercial Services & Supplies	640.8	8.9
Professional Services	426.7	5.9
Health Care Providers & Services	426.0	5.9
Diversified Consumer Services	391.8	5.4
IT Services	362.4	5.0
Electronic Equipment, Instruments & Components	248.5	3.4
Financial Services	246.8	3.4
Distributors	204.6	2.8
Other	2,004.0	27.8
Total	$7,231.9	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of December 31, 2024:

Issuer	Par or Cost ($ in millions)	% of Total
World Insurance Associates, LLC	$120.3	1.7%
Integrity Marketing Acquisition, LLC	114.4	1.6
Pareto Health Intermediate Holdings, Inc.	102.0	1.4
VRC Companies, LLC	98.9	1.4
Apex Service Partners, LLC	95.0	1.3
Formstack Acquisition Co.	93.2	1.3
Diligent Corporation	91.0	1.3
Everbridge Holdings, LLC	90.0	1.2
Granicus, Inc	85.7	1.2
Dwyer Instruments, Inc	85.7	1.2
Other	6,255.7	86.4
Total	$7,231.9	100.0%

Investing Environment:
We believe that the current market environment continues to create attractive investing opportunities, particularly given the Fund’s defensive investment strategy, described in greater detail below.
During the fourth quarter, public markets continued to register gains. A generally resilient economy, the outcome of the U.S. Presidential election and the Federal Reserve’s 100bps of rate cuts in late 2024 have helped to spur market optimism.
Sponsored middle market loan activity remained relatively resilient throughout 2024, which we believe resulted in part from robust demand for incremental or add-on financings. While financing volumes for new middle market leveraged buyouts remained subdued, we have begun to see indications of a potential acceleration in deal volumes.

Within the Fund’s core investment strategy of originating private, sponsor-backed first lien senior secured middle market loans, we believe the market continues to present high quality opportunities. While spreads for new loans compressed in 2024, that compression has generally stabilized and asset yields remain elevated due to high reference rates.
Positioning of the Company in Current Market:
Defensive Investment Strategy: We believe that the Fund’s investment approach, focused on long-term credit performance, risk mitigation and preservation of capital, positions the Fund well to navigate the uncertain market environment. Our strategy focuses primarily on making senior secured credit investments in businesses with leading market positions that enjoy high barriers to entry, generate stable free cash flows and are led by a proven management team with strong private equity sponsor backing. We believe that the Fund has a defensive portfolio of investments, characterized by limited cyclical1 issuer and industry concentrations.
Higher Interest Rates: We believe that the Company is well positioned in the current elevated interest rate environment. The Company invests primarily in floating rate debt investments, which bear higher yields when base rates are higher.
Limited Syndicated Loan Exposure: Approximately 6.6% of the Fund’s investment commitments (at par value or, in the case of equity investments, cost). were in broadly syndicated loans as of December 31, 2024.

1    Cyclical industries defined as restaurants, retail, energy, and other businesses that we believe may be subject to business cycle volatility.

Tailwinds Supporting U.S. Direct Lending Market:
Fundamental Attributes of Product: We believe that sponsors will continue to seek financing from non-bank lenders due to the flexibility of private credit transactions and the speed and certainty of execution.
Significant Refinancing Needs: Middle-market companies have a significant quantum of loans maturing over the next several years, that will likely require a refinancing event and may provide investing opportunities for the Fund.
Robust Private Equity Dry Powder: Private equity managers have substantial capital raised but not yet deployed, which will provide support for both new and existing investments.

Net Asset Value:
As of December 31, 2024, the Company's aggregate net asset value is estimated to be approximately $3,271.2 million. As of December 31, 2024, the Company had approximately $2,887.9 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of December 31, 2024, arising between the date hereof and the completion of the financial statements and the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2024.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	North Haven Private Income Fund LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer